Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	YEAR END 12-31-05	YEAR END 12-31-04
INTEREST INCOME
INTEREST AND FEES ON LOANS	$13,943,508	$12,134,145
INTEREST ON INVESTMENT SECURITIES	2,402,234	2,094,727
INTEREST ON FED FUNDS SOLD	147,999	301
	$16,493,741	$14,229,173
INTEREST EXPENSE
INTEREST ON DEPOSITS	3,425,353	2,306,574
INTEREST ON OTHER BORROWED MONEY	1,726,822	1,807,529
	$5,152,175	$4,114,103
NET INTEREST INCOME	$11,341,566	$10,115,070
PROVISION FOR LOAN LOSSES	270,000	360,000
NET INTEREST INCOME AFTER PROVISION	$11,071,566	$9,755,070

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	2,087,417	1,630,699
OTHER OPERATING INCOME	320,240	364,088
INVESTMENT SECURITIES GAINS (LOSSES)	2,393,855	2,648,425
	$4,801,512	$4,643,212
OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$4,473,626	$4,070,609
OCCUPANCY EXPENSE	579,524	468,187
FURNITURE AND FIXTURE EXPENSE	1,305,852	547,365
OTHER OPERATING EXPENSES	2,455,826	3,160,053
	$8,814,828	$8,246,214
INCOME BEFORE TAXES	$7,058,250	$6,152,068
APPLICABLE INCOME TAXES	2,026,591	1,429,160

NET INCOME	$5,031,659	$4,722,908

NET INCOME PER SHARE:	$2.91	$2.73

NUMBER OF SHARES OUTSTANDING	1,728,092	1,721,991